UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2017

Adeptus Health Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36520 (Commission File Number)	46-5037387 (IRS Employer Identification No.)

2941 Lake Vista Drive Lewisville, Texas (Address of principal executive offices)	75067 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 899-6666

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry Into a Material Definitive Agreement.

On March 7, 2017, the Company’s subsidiary First Choice ER LLC (the “Borrower”) and certain of its affiliates entered into that certain third amendment (the “Third Amendment”), dated as of March 7, 2017, amending certain terms of the credit agreement, dated of October 6, 2015, by and among the Borrower, the guarantors named therein (together with the Borrower, the “Loan Parties”), the lenders named therein and Bank of America, N.A., as administrative agent (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”).

Among other things, the Third Amendment modifies the Credit Agreement by providing for an additional extension of credit by certain of the lenders under the Credit Agreement (the “Bridge Lenders”) in the form of a separate tranche of term loans in the aggregate principal amount of $7.5 million (the “Bridge Loans”), the proceeds of which shall be used to pay only the expenses of the Loan Parties as itemized in the budget prepared by the Borrower and delivered to the administrative agent prior to March 7, 2017, the date the Bridge Loans were funded.  The Bridge Loans shall bear interest at a rate equal to the Base Rate (as defined in the Credit Agreement) plus an applicable margin equal to 10% per annum.  The maturity date of the Bridge Loans is March 31, 2017.  Under the Third Amendment, the Bridge Lenders are entitled to payment of all obligations in respect of interest, principal, fees and indemnities under the Bridge Loans on a super-priority basis ahead of the indebtedness under the existing revolving credit and term loan facilities of the Credit Agreement.

In addition, under the Third Amendment the administrative agent and the lenders have waived specified existing and anticipated events of defaults in respect of affirmative covenants with respect to additional guarantors, pledges of owned real property assets, delivery of annual financial statements, a covenant limiting dispositions, and the financial covenants under the Credit Agreement.

The Borrower paid to the Bridge Lenders on the funding date an upfront fee equal to 3% of the aggregate principal amount of the Bridge Loans.

The foregoing description of the Third Amendment in this Current Report does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its obligations under the Third Amendment, the Company has retained financial advisory firm FTI to provide the services of Andrew Hinkelman to serve as the Company’s chief restructuring officer, reporting directly to the Company’s board of directors, to assist the Company in the planning, analysis of and execution of a restructuring that is intended to maximize value for all constituents and minimize disruption to the Company’s operations.

Mr. Hinkelman is a Senior Managing Director at FTI with more than 20 years of experience serving as a financial advisor to corporations, creditors, equity owners and directors of performing and underperforming companies.  Prior to joining FTI Consulting, Mr. Hinkelman was a Managing Director in the U.S. division of PricewaterhouseCoopers’ (PwC) Business Recovery Services practice. Mr. Hinkelman holds a B.A. in Business Administration from California State University, San Luis Obispo.

Item 8.01.             Other Information.

On March 1, 2017, the Company retained Houlihan Lokey Capital, Inc. as exclusive financial advisor to advise the board of directors and management as they explore various strategic alternatives.

The Company cannot provide assurance that a transaction of any kind will occur before the maturity date of the Bridge Loans.  The Company does not expect to announce or comment on developments with respect to its exploration of strategic alternatives until the board of directors has approved a specific transaction or has other reason to comment.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1

Third Amendment dated as of March 7, 2017 to Credit Agreement, dated as of October 6, 2015, by and among First Choice ER LLC, as borrower, the guarantors identified therein, the lenders identified therein, and Bank of America, N.A., as administrative agent.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.   Any forward-looking statements herein are made as of the date of this filing, and the Company undertakes no duty to update or revise any such statements except as required by the federal securities laws. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in ADPT’s filings with the U.S. Securities and Exchange Commission (“SEC”) from time to time and which are accessible on the SEC’s website at www.sec.gov, including in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.  Among the factors that could cause future results to differ materially from those provided in this Current Report on Form 8-K are: our inability to execute a restructuring that maximizes value for all constituents while minimizing disruption to the Company’s operations; our ability to file the Company’s Form 10-K for the fiscal year ended December 31, 2016 on or prior to March 16, 2017; our ability to implement our growth strategy; delays in conversion of patient receivables into cash, as well as increased potential for bad debt expense, associated with deficiencies in billing and collections related to our services; our ability to protect our brand; federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our ability to locate available facility sites on terms acceptable to us; competition from hospitals, clinics and other emergency care providers; our dependence on payments from third-party payors; our ability to source and procure new products and equipment to meet patient preferences; our reliance on Medical Properties Trust (“MPT”) and the MPT Master Funding and Development Agreements; disruptions in the global financial markets leading to difficulty in borrowing sufficient amounts of capital to finance the carrying costs of inventory to pay for capital expenditures and operating costs; our ability or the ability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with third-party payors on favorable terms; significant changes in our payor mix or case mix resulting from fluctuations in the types of cases treated at our facilities; significant changes in the rules, regulations and systems governing Medicare and Medicaid reimbursements; material changes in IRS revenue rulings, case law or the interpretation of such rulings; shortages of, or quality control issues with, emergency care-related products, equipment and medical supplies that could result in a disruption of our operations; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payor contracts; the fact that we are subject to significant malpractice and related legal claims; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the impact on us of PPACA, which represents a significant change to the healthcare industry; and ensuring our continued compliance with HIPAA, which could require us to expend significant resources and capital; and the factors discussed in the section entitled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and its Form 10-Q for the three and nine months ended September 30, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adeptus Health Inc.
(Registrant)

By:	/s/ Frank R. Williams Jr.
Name:	Frank R. Williams Jr.
Title:	Chief Financial Officer

March 13, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1

Third Amendment dated as of March 7, 2017 to Credit Agreement, dated as of October 6, 2015, by and among First Choice ER LLC, as borrower, the guarantors named therein, the lenders identified therein, and Bank of America, N.A., as administrative agent.